UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

Petroleum Development Corporation
(Doing Business as PDC Energy)
 (Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-860-5800

Not Applicable
(Former name or former address, if changed since last report)
[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Petroleum Development Corporation (dba PDC Energy) (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to the Company’s Current Report on Form 8-K reporting the voting results of the Annual Meeting of Stockholders held on June 10, 2011, which was filed with the Securities and Exchange Commission on June 16, 2011 (the “Original 8-K”). This Amendment No. 1 to the Original 8-K is being filed to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on executive compensation.

Except for the foregoing, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original 8-K.

Item 5.07Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Annual Meeting of Stockholders held on June 10, 2011, a majority of the votes of the Company’s stockholders were cast in favor of holding an annual, non-binding advisory vote on executive compensation. In light of this result, and other factors considered by the Board of Directors of the Company, the Board of Directors determined that the Company will hold an annual non-binding advisory vote on the compensation of its named executive officers, until the next required vote on the frequency of the advisory vote on executive compensation occurs, or until the Board of Directors of the Company determines that holding such vote with a different frequency is in the best interests of the Company. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2011

PETROLEUM DEVELOPMENT CORPORATION

By:            /s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary